Free Writing Prospectus Dated April 29, 2008	Filed Pursuant To Rule 433 Registration Statement No. 333-134038

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

GUARANTEED GLOBAL NOTES

RECENT DEVELOPMENTS

Recent Developments Relating to the Bank

The Bank completed the following public issue of foreign currency debt from March 31, 2008 through April 30, 2008: CHF 100,000,000 Reopening of 3% Guaranteed Notes due December 5, 2013.

You can access the prospectus relating to the registration statement at the following website:

http://www.sec.gov/Archives/edgar/data/202811/000119312507192531/0001193125-07-192531- index.htm

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free at +1-212-834-4533.

CAPITALIZED TERMS USED HEREIN WHICH ARE DEFINED IN THE PROSPECTUS SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS